UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2005

PACIFIC SUNWEAR OF CALIFORNIA, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)		92806-2101 (Zip Code)

(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement.

     As previously announced by Pacific Sunwear of California, Inc. (the “Company”), Lou Ann Bett has joined the Company in the position of Division President, d.e.m.o., effective on Monday, May 2, 2005.

     Ms. Bett comes to d.e.m.o. with 21 years of retail and apparel experience. From April 2001 to February of 2005, Ms. Bett worked for the Limited Corp. serving both as VP/General Merchandising Manager of Express Women’s and more recently as VP/General Merchandise Manager of Express Men’s. Prior to that she worked from 1987 to 2001 in roles of increasing responsibility for the Express Division with positions as Buyer, Sr. Buyer, and VP/Merchandise Manager.

     Under the terms of an offer letter, Ms. Bett’s annual base salary will be $450,000. Ms. Bett will receive a sign-on bonus of $50,000 and a guaranteed minimum bonus of $100,000 for fiscal 2005. Ms. Bett will be eligible for a target bonus of 50% of base salary and a maximum of 100% of base salary (80% of which is earnings related and 20% of which is based on individual performance). Ms. Bett will be granted nonqualified stock options to purchase 40,000 shares of the Company’s common stock May 2, 2005 with an exercise price equal to fair market value on that date and vesting 25% on the first anniversary of the date of grant with the balance vesting over the following 36 months in equal monthly installments. She will also receive a car allowance of $9,000 per year, four weeks of vacation, and general company benefits, including medical, dental, vision, basic and supplemental life and disability. The Company also agreed to pay for Ms. Bett’s relocation expenses. The full text of the offer letter is included as Exhibit 10.1 to this report and is incorporated herein by reference.

     The Company and Ms. Bett also executed a severance agreement on May 3, 2005. If the Company terminates Ms. Bett without cause, she will be eligible to receive continued payment of her base salary for a period of twelve (12) months following the date of termination, subject to mitigation for any amounts earned by Executive from a subsequent employer. In addition, if Ms. Bett is terminated without cause during the fourth fiscal quarter of the year, the Company will pay Ms. Bett, within 90 days of the end of the Company’s fiscal year, a pro rata portion of the bonus payment that would otherwise have been received by her for that year. The full text of the severance agreement is included as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Offer Letter dated January 31, 2005, between the Company and Lou Ann Bett

10.2	Severance Agreement, dated February 14, 2005, between the Company and Lou Ann Bett

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2005	Pacific Sunwear of California, Inc.
/s/ SETH R. JOHNSON
Seth R. Johnson
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Offer Letter dated January 31, 2005, between the Company and Lou Ann Bett

10.2	Severance Agreement, dated February 14, 2005, between the Company and Lou Ann Bett